AMENDMENT TO OPERATING AGREEMENT

THIS AMENDMENT TO OPERATING AGREEMENT (this "Amendment") is made and entered into this as of the 27th day of October, 2009, by and among Zhejiang Jiuxin Investment Management Co., Ltd. ("Party A"), Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. ("Party B"), shareholders holding 100% equity interests of Party B ("Shareholders") and China Jo-Jo Drugstores, Inc. (the "Company"). The Company is made a party hereto for the sole purpose of acknowledging this Amendment. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Operating Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Operating Agreement dated as of August 1, 2009 (the "Operating Agreement"), by and among Party A, Party B and Shareholders;

WHEREAS, Party A, Party B and Shareholders desire to amend the termination provision of the Operating Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

A. **AMENDMENT**.

(1) Article 15 of the Operating Agreement shall read in its entirety as follows:

"This Agreement shall take effect on August 1, 2009, and shall remain in full force and effect unless terminated pursuant to Article 16 hereof."

(2) Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Operating Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder, all of which (except as specified herein) remain in full force and effect.

B. **CONFLICTS**. Except as expressly set forth in this Amendment, the terms and provisions of the Operating Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Operating Agreement, this Amendment shall control.

C. **GOVERNING LAW**. This Amendment shall be governed and construed under the laws of the People's Republic of China, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D. **COUNTERPARTS**. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one

D. **COUNTERPARTS**. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or other electronic transmission of this signed Amendment shall be legal and binding on all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

PARTY A:
Zhejiang Jiuxin Investment Management Co., Ltd.

By: ______________________
Name: LIU Lei
Title: Executive Director

PARTY B:
Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd.

By: ______________________
Name: JIN Chongan
Title: Executive Director

ACKNOWLEDGED BY:

COMPANY:
China Jo-Jo Drugstores, Inc.

By: ______________________
Name: LIU Lei
Title: Chief Executive Officer

SIGNATURE PAGE FOR SHAREHOLDERS

SHAREHOLDERS:

____

LIU Lei

ID Card No.: 330107196310260910

Owns 39% of Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd.

____

JIN Chongan

ID Card No.: 440102196306183258

Owns 31% of Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd.

____

QI Li

ID Card No.: 330106197205090081

Owns 30% of Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd.